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EXHIBIT 23.1

                       CONSENT OF WITHUMSMITH + BROWN P.C.


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47736 and 333-90088) pertaining to the GoAmerica Communications Corp. 1999 Stock Option Plan, the GoAmerica, Inc. 1999 Stock Plan and the GoAmerica, Inc. Employee Stock Purchase Plan of our report dated March 18, 2003, with respect to the financial statements and schedule of GoAmerica, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                     /s/ WithumSmith+Brown P.C.

New Brunswick, New Jersey
April 8, 2003


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